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                                                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
CyberMedia, Inc.


        We consent to the incorporation by reference in the registration statement on Form S-8 of CyberMedia, Inc. of our report dated June 26, 1996 relating to the balance sheets of CyberMedia, Inc. as of December 31, 1995 and 1994 and the related statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the registration statement dated October 23, 1996 on Form S-1 of CyberMedia, Inc.


Long Beach, California
January 20, 1997